UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

U.S. ENERGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-06814	83-0205516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1616 S. Voss, Suite 725, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by U.S. Energy Corp. (“U.S. Energy”, “we”, “us” or the “Company”), with the Securities and Exchange Commission (the “SEC” or the “Commission”) on January 10, 2022, on January 5, 2022, the Company entered into a credit agreement (as amended and modified from time to time, the “Credit Agreement”) with Firstbank Southwest (“Firstbank”) as administrative agent for one or more lenders (the “Lenders”), and the Lenders, which provided for a revolving line of credit with an initial borrowing base of $15 million (which was subsequently increased to $20 million on July 26, 2022, pursuant to a Borrowing Base Increase Letter (the “Borrowing Base Increase Letter”)), subject to adjustment as discussed in the Credit Agreement, and a maximum credit amount of $100,000,000.

On September 16, 2025, and effective August 1, 2025, the Company entered into a First Amendment to Credit Agreement and Limited Waiver with Firstbank, as administrative agent for the Lenders and the Lenders (the “First Amendment”).

Pursuant to the First Amendment, the Credit Agreement was amended to:

(a)    Extend the maturity date of the amounts owed under the Credit Agreement from January 5, 2026 to May 31, 2029;

(b)    Lower the borrowing base to $10,000,000;

(c)    Update certain dates and addresses in the Credit Agreement for the changes discussed above, and for the First Amendment;

(d)    Update certain schedules of the Credit Agreement; and

(e)    Make certain other changes to the First Amendment as described in greater detail therein.

The First Amendment also provided for the waiver by the Lenders and Firstbank of certain technical defaults which had occurred under the Credit Agreement, relating to the Company’s subsidiaries either not being in good standing or being dissolved or sold, and the Company’s prior reorganization from Wyoming to Delaware.

The First Amendment includes certain post-closing conditions of the Company and customary representations and warranties of the Company.

As a result of the First Amendment, revolving loans under the Credit Agreement may be borrowed, repaid and re-borrowed until May 31, 2029, when all outstanding amounts must be repaid.

Interest on the outstanding amounts under the Credit Agreement will accrue at an interest rate equal to (a) the greatest of (i) the prime rate in effect on such day, and (b) the Federal Funds rate in effect on such day (as determined in the Credit Agreement) plus 0.50%, and an applicable margin that ranges between 0.25% to 1.25% depending on utilization of the amount of the borrowing base (the “Applicable Margin”). If the Company fails to deliver a report setting forth its proved oil and natural gas reserves as and when required under the Credit Agreement, the applicable margin will be 1.25% regardless of utilization.

In the event that certain events of default (as described under the Credit Agreement) occur, the outstanding amounts will bear an additional 2.00% interest per annum. Accrued interest on each revolving loan is payable in arrears on the last day of each March, June, September and December.

The Company generally has the right to make prepayments of the borrowings at any time without penalty or premium under the Credit Agreement. A commitment fee of 0.50% accrues on the average daily amount of the unused portion of the borrowing base and is payable in arrears on the last business day of March, June, September and December of each year and on the maturity date.

We are also required to make certain mandatory repayments under the Credit Agreement, in the event the borrowing base decreases below the aggregate amount of loans made by the Lenders and/or if as of the last business day of any calendar month, certain required debt ratios required under the Credit Agreement are not met, there are outstanding amounts owed to the Lenders, and the Company has consolidated cash on hand in excess of $5 million, and in some cases we are also required to pay cash to the agent to be held as collateral.

The Credit Agreement contains customary indemnification requirements, representations and warranties and customary affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, transactions with affiliates, and dividends and other distributions. In addition, the Credit Agreement contains financial covenants, tested quarterly, that limit the Company’s ratio of total debt to EBITDAX (as defined in the Credit Agreement) to 3:1 (beginning March 31, 2026) and require its ratio of consolidated current assets to consolidated current liabilities (as each is described in the Credit Agreement) to remain at 1:1 or higher.

We currently owe $0 under the Credit Agreement as of the date of this Report.

The foregoing summary description of the Credit Agreement and First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, as amended by the Borrowing Base Increase Letter, and First Amendment, which are incorporated by reference herein as Exhibits 10.1 and 10.2 and attached hereto as Exhibit 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1#
Credit Agreement dated as of January 5, 2022, among U.S. Energy Corp., as borrower, Firstbank Southwest, as Administrative Agent and the Lenders party thereto (Filed as Exhibit 10.6 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 10, 2022 (File No. 000-06814) and incorporated by reference herein)

10.2
Borrowing Base Increase Letter Agreement dated July 26, 2022, between U.S. Energy Corp. and Firstbank Southwest, as Administrative Agent (Filed as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 28, 2022 (File No. 000-06814) and incorporated by reference herein)

10.3#*	First Amendment to Credit Agreement and Limited Waiver dated September 16, 2025, among U.S. Energy Corp., as borrower, Firstbank Southwest, as Administrative Agent and the Lenders party thereto
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

* Filed herewith.
# Certain schedules, exhibits, annexes, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	September 19, 2025